FINANCIAL COMMUNICATIONS AND STRATEGIC
CONSULTING AGREEMENT
KEEWATIN WINDPOWER, CORP.

February 23, 2009
Mr. Chris Craddock
617-666 Burrard Street
Vancouver BC Canada
V6C 2X8

I.          CONTEXT AND SCOPE OF PROPOSAL

Keewatin Windpower Corp. (“Keewatin” or the “Company”) to establish a comprehensive corporate communications strategy which it expects will be supported by key corporate events and milestones attained in the first half of 2009.

Aspire will work to develop and broaden awareness of the Keewatin story and growth opportunity in the Canadian wind industry focusing on two distinct audiences:

  Retail and individual investors – we will work to develop introductions, calls, meetings to management as well as develop a consistent outreach program to investors that have an interest in the alt/energy-clean tech markets, as well as microcap companies; and
  Professional buy-side/sell-side investors, analysts and banking firms – we think it is important to develop the story and set appropriate metrics and milestones in place which professional investors and analysts can follow for the purpose of investment, raising capital, securing project financing, issuing invitations to present at investor conferences and ultimately through research coverage.

With a team having more than 30 years of combined operating experience in the financial services, corporate communications and corporate financing industries, Aspire has developed a thorough understanding of the public micro-cap marketplace, and how to articulate a client’s core competencies and growth objectives in a clear, concise and consistent manner. We are very pleased to have this opportunity to present this amended proposal which we feel best suits the Company at this particular time.

Objective:

To provide the ongoing market visibility and corporate positioning necessary to create a well educated and informed audience about Keewatin’s business. The rewards of achieving this goal are 1) improved corporate visibility through investment research and sponsorship and business media coverage, 2) increased interest which leads to liquidity and diversification of the shareholder base, and 3) and a market capitalization, which is consistent with comparable public companies operating in the wind energy segment of the alternative energy sector, 4) the ability to raise capital or utilize its currency (stock) in the future under the most favorable terms for acquisitions or for working capital. Our efforts, in combination with the Company’s growth rate, ROI, profit margins, and management’s ability to execute on a go forward basis should lead to a market multiple consistent with the Company’s financial progress and sector status.

II.        SCOPE OF SERVICES/PROGRAMS/ACTIVITIES

Aspire will develop, implement, and maintain an ongoing stock market support system for Keewatin with the general objective of expanding awareness in Keewatin among retail investors initially, and later as a market for Keewatin’s stock builds and allows for moving the corporate communications and awareness program upstream, to stockbrokers, analysts, micro-cap portfolio/fund managers, market makers, and the appropriate financial & trade publications.

1.	VIRAL MARKETING AND RETAIL INVESTOR AWARENESS

A.

EMAIL/WEBSITE DISTRIBUTION AND SUPPORT – the development of a corporate overview mailer that will be sent to a database of more than 50,000 investors that seek out and invest in growth stocks and follow-up emails as material events and achieved operational and financial milestones by the company are reached. The company will also be covered on various investor websites, including www.smallcappulse.com, www.boardcentral.com and inclusion in the Aspire Week in Review – a weekly publication focused on the renewable energy markets. We understand that initially, our ability to speak to the company’s activities will be limited for both strategic and timing reasons, but we think it is important to have at least created a general and credible awareness of Keewatin into this channel of investors.

	B.	COLLATERAL MATERIALS – the development of a corporate profile and investor presentation powerpoint that will be disseminated through Aspire’s channels and also posted to Company’s website.

	C.	PRESS RELEASE SUPPORT – Aspire will work with Company to develop ongoing PR queue and will work with Company to draft and position press releases to be optimally received by the investing public.

2.	PROFESSIONAL INVESTMENT COMMUNITY AWARENESS

A.

Introductions to professionals at select firms, with a focus on members of the Financial Community in various geographic regions in the United State. The targeted group of professionals, which would be drawn from our proprietary database of contacts will be a subset of the following:

		1.	Over 500 Equity Brokers
		2.	Over 30 Analysts both generalists and industry specialists.
		3.	Over 200 Micro-Cap Portfolio/Hedge Fund Managers
		4.	Market Makers (both retail and wholesale)
		5.	Financial, Trade and Industry Publications
	B.	Introductions to an expanded group of fund managers and analysts (buy and sell side).
	C.	Introductions to High Net-Worth accredited investors who build positions in micro-cap companies.
	D.	Road Show coordination and assistance.
	E.	All interested parties will be continually updated of Keewatin’s progress via phone conversations and through our fax/e-mail list for news releases.
F.

Aspire will screen all investment firms for upcoming financial conferences, which would be appropriate for Keewatin. Aspire will work through the proper channels with the goal of receiving invitations for management to present at those relevant conferences.

3.	SHAREHOLDER COMMUNICATIONS

A.

Understand the financials and all operating metrics of the company in detail, facilitating interactions with new and current investors and articulating the necessary information to assist professionals in completing their due diligence. This activity enables management to focus on executing its business plan.

B.

Handle investor requests for timely information via the telephone and e-mail. Aspire will have a knowledgeable associate available during market hours to field and respond to all investor inquiries and update the shareholder database accordingly. This helps shareholder retention by showing that the Company is shareholder friendly and proactive in its communication efforts.

C.

Contact shareholders on a quarterly basis and gather perception feedback on their views of how the business is evolving and management’s execution relative to expectations. Open dialogue, expand and update database and keep key investors informed once material developments are reported

4.	THE FINANCIAL PRESS

A.

Aspire will assist senior management to draft and complete press releases on all material events as deemed by the Company. Management and corporate counsel will approve all releases before they are sent to the wire.

	B.	Aspire will disseminate news releases electronically to our established database of financial professionals including: special situation analysts, brokers, fund managers,

individual investors, money managers, and current or prospective individual shareholders who are already invested or have expressed an interest in Keewatin.

5.

PUBLIC MARKET INSIGHT is utilized to assist senior management in understanding the dynamics and life cycle of the financial markets and most importantly how Keewatin is impacted directly and indirectly by different variables, including both macro and micro-economic events. The Team at Aspire leverages its collective expertise, in addition to industry experience gained through working on the “buy” and “sell-side” to help our clients understand expectations, valuations, perceptions, and investment methodologies utilized by investment professionals. This consulting aspect is extremely valuable for management to optimize key opportunities and to avoid pitfalls, which can carry long term significant implications while providing crisis management. We will also take a key role in introducing and interviewing, if applicable, board members, consultants and other market professionals which will collectively help the company execute its growth plan.

III.       AGENDA

Paramount to our collective efforts, Aspire will educate senior management on the importance of establishing conservative expectations and how various corporate actions may be perceived and impact the public market. Aspire has the capability to help assess acquisition candidates, discuss the financial impacts, in addition to the longer term implications.

WE UNDERSTAND THAT WE WILL NOT BE ABLE TO ARTICULATE CERTAIN ASPECTS OF THE COMPANY’S CURRENT BUSINESS AND OPPORTUNITY FOR STRATEGIC REASONS, UNTIL AFTER THE COMPANY HAS MET CERTAIN BUSINESS MILESTONES.

A	Spend sufficient time with management to properly develop a credible and comprehensive messaging strategy.
C.

Create a two-page Corporate Profile, which clearly articulates Keewatin’s current business and financial position, as well as its strategy for future growth. This is an important marketing piece for investors to quickly learn about the company. (SEE NOTE ABOVE)

D.

Create and/or Update Investor PowerPoint presentation utilizing our preferred format. Aspire will utilize proprietary research, feedback from conversations and meetings to incorporate and improve the Investor PowerPoint and message delivery. PRESENTATION UPDATED AT LEAST 1X PER QUARTERLY

E.

Assist and provide input for all corporate press releases including both creation and ongoing revisions. We will assist by providing additional fact finding and other market research which will help the context and delivery of the message. THIS WILL BE AN ONGOING INITIATIVE AND OBJECTIVE

F.

Create a formal investor package and update accordingly to augment electronic investor kits typically distributed. Aspire will mail these directly upon investor request. Generally this will include two page corporate profile, PowerPoint and recent quarterly/annual and press releases.

G.	Present Keewatin as a new client feature on www.smallcappulse.com website.
H.	Establish phone support.
J.	Establish Provide suggestions for the corporate website, including IR Section – assist with layout in concert with web designer.
K.	Formalize Press Release calendar for coming 3 months. Create, edit and release accordingly.

When the Company has met certain business milestones, presumably in the first quarter of calendar 2009, we will seek to transition to a comprehensive corporate communications schedule that also includes:

L.	Begin making introductions to investment professionals while seeding and confirming meetings for Road Shows. Practice and refine presentation with management team.
M.	Target brokers, micro-cap fund managers, Buy and Sell Side Analysts, and very high net worth investors which follow companies with a similar profile to Keewatin.
N.

Initiate formal Road Show. A detailed description of each contact will be provided prior to the meeting. During the meetings and/or conference calls a member of Aspire will be available to facilitate the correspondence and assist with due diligence. Management will be provided with a summary of feedback including Aspire’s suggestions for improvements on both the context and delivery of the company’s story.

O.

Make additional introductions for investment professionals on behalf of the Company. Follow-up and spend time to assist with due diligence efforts and convert introductions to potential new shareholders. Schedule conference calls if necessary and establish a que’ for next road show.

P.

Formalize and continually update the database to ensure that all press releases are faxed and/or e-mailed to all interested professionals. This includes the input of notes to keep track of all investor correspondence and reminder calls to all investor prior to earnings conference calls. (ongoing).

Q.

Update and conduct perception study with current and future shareholders to better understand current and future expectations. This information will be utilized in upcoming conference calls to ensure the company is proactive and prudent in setting the correct bar for investors to measure performance.

R.

Target brokerage firms who hold conferences which would be applicable for Keewatin. Establish a goal of having management present in at least 2-3 conferences during the twelve month period. These would be non-paid for and have high institutional attendance. We will also seek to have the Company be included in “sell-side” sponsored investor tours in the U.S.

S.	Target newsletter editors and publishers for a “Buy Recommendation”. Focus on Business Publications for appropriate stories on Keewatin, its market opportunity and value proposition to investors.
T.	Begin to Plan out and book next Road Show Agenda targeting different cities than previously visited.
U.	Continue with agenda based items to ensure continuity of Investor Relations Plan.

Provide progress reports to senior management when appropriate. We will continually evaluate achievements and make changes where necessary. Many of the above items will occur simultaneously but certain items will have chronological priority over others. As Keewatin grows, we will recommend changes to the Agenda that compliment this growth. As the company continues to execute its strategic plan and expanding its base of business we will target an expanded universe of institutional investors. At each stage of growth, the appropriate approach to the market will be incorporated into the agenda for optimal results.

Assuming that management’s efforts are leading ultimately to success and profitability, the end results of this financial communication and awareness campaign should be:

* An increase in the number of financial professionals (including brokers, institutions and analysts) and individual investors well educated and knowledgeable about “Keewatin”: including senior management, the company’s products, as well as the current financial condition and growth opportunities.
* An increase in the number of articles printed in both trade and financial publications.
* An increase in the liquidity of the common stock.
* An increase in Keewatin market capitalization coupled with a broader, more diverse shareholder base.
* Suitable and better access to the capital markets, which will facilitate future acquisitions and working capital needs.

IV.        CONTRACTUAL RELATIONSHIP

In performing services under this proposal, Aspire shall operate as, and have the status of, an independent contractor. Nothing in this Agreement shall be deemed or construed to create a fiduciary or agency relationship between Aspire and the Company. Aspire agrees that all information disclosed to it about Keetwatin’s products, processes and services are the sole property of Keewatin and it will not assert any rights of any confidential or proprietary information or material, nor will it directly or indirectly, except as required in the conduct of its duties.

All services performed by Aspire under this Agreement will be performed in compliance with all applicable laws and regulatory requirements. Notwithstanding the generality of the foregoing, Aspire will not:

(i)	undertake any marketing methods or promotional activities without first obtaining the written consent of the Company to such method or activity;

(ii)

make or distribute any disclosure including any prospectus, registration statement, notice, circular, advertisement, offering memorandum, letter or other communication, written or otherwise, which offers any security of the Company for sale or confirms the sale of any security of the Company, or engage in any activity that could be considered to be “gun jumping” under applicable securities laws; or

(iii)

distribute any materials or make any representations about the Company, its business or its prospects, other than as set out in the public filings of the Company, without the Company’s prior written approval.

V.          TERM

This Agreement shall remain in effect for an initial, “developmental” period commencing one business day after the signature date and will last through July 5, 2009. In the event that Aspire commits any material breach or violation of the provisions of this Agreement, then, Keewatin has the right to terminate this Agreement any time during the contractual period and/or any extension periods after the initial contractual period. In addition, Keewatin has the right to terminate after the initial three month period if Aspire is unable to fulfill its obligations detailed in the formal Agreement.

Keewatin and Aspire will revisit the current business dynamic no later than June 15, 2009 to make a determination whether to continue with Aspire into a FY 2009 engagement (full year term).

VI.        COMPENSATION

Regarding compensation, it is our intention to propose parameters that are mutually acceptable to both parties in order to accomplish our collective mission. Based on a commitment of resources necessary to perform successfully on behalf of Keewatin for the developmental period, through year end, Aspire Communications, Inc. proposes the following compensation terms:

Cash and Equity

A.	$5,000.00 per month for the contractual period, payable at the start of each monthly period.

B.	The Company issue to Aspire 15,000 restricted shares of the Company’s common stock (the “Shares”), subject to compliance with applicable securities laws.

C.

In the event that Keewatin receives equity or debt funding of $3,000,000 or more (the “Investment”) through a source (the “Investment Source”) introduced to the Company by Aspire, then this Agreement will be extended by an additional year automatically at rate of either $8,500 monthly and 50,000 shares of stock or $7,500 monthly and 80,000 shares of stock, subject to compliance with applicable securities laws and provided that no fees shall be due and payable hereunder unless and until the Company’s board of directors agrees to the Investment, enters into and exchanges mutually acceptable transactional documents with the introduced Investment Source and the funds are received by the Company.

Expenses: Only expenses that would ordinarily be incurred by Keewatin will be billed back on a monthly basis. Applicable reimbursements would include: creation, printing and postage for investor packages, fees for news wire services, and fees for fax-broadcasting news releases. Any packages requiring additional photocopying/printing will be billed back to Keewatin at cost (with no mark-up). Any extraordinary items, such as broker lunch presentations, air travel, hotel, ground transportation or media campaigns, etc. shall be paid by Keewatin, only with Keewatin authorization prior to incurring any expenses.

VII.        Assignment. This Agreement is personal to Aspire and may not be assigned in any way by Aspire without the prior written consent of the Company. Subject to the foregoing, the rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, successors and permitted assigns of Aspire, and upon the successors and assigns of the Company.

VIII.      Representations of Aspire. Aspire hereby represents and warrants to and covenants with the Company, and acknowledges that the Company is relying on the below representations in issuing to Aspire the Shares, that:

(a)	Aspire is a U.S. resident;

(b)	Aspire is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;

(c)

Aspire has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in any way whatsoever for Aspire's decision to invest in the Shares and the Company;

(d)

Aspire: (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to fend for itself; (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and the Company; and (v) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(e)

Aspire understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and Agreements contained in this Agreement and agrees that if any of such acknowledgements, representations and Agreements are no longer accurate or have been breached, Aspire shall promptly notify the Company;

(f)

Aspire has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of Aspire;

(h)

Aspire is an ‘accredited investor’ in the United States, as that term is defined in Rule 501 of Regulation D, promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”);

(i)

by completing the Questionnaires attached as Schedule “A” hereto, Aspire is representing and warranting that it is an "accredited investor" as that term is defined in Regulation D of the 1933 Act and National Instrument 45-106 - Prospectus and Registration Exemptions;

(j)

Aspire is acquiring the Shares as principal for its own account for investment purposes only and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares;

(n)	Aspire is not a broker or a dealer in securities, nor is Aspire affiliated with any securities broker or dealer; and

(o)	Aspire is duly licensed in accordance with all applicable regulatory requirements to perform the services it is providing under this Agreement.

VIII.      Confidentiality. Except as required by law or court order, Aspire will keep confidential any trade secrets or confidential or proprietary information of the Company which are now known to Aspire or which hereinafter may become known to Aspire and Aspire shall not at any time directly or indirectly disclose or permit to be disclosed any such information to any person, firm, or corporation or other entity, or use the same in any way other than in connection with the business of the Company and in any case only with prior written permission of Keewatin. For purposes of this Agreement, “trade secrets or confidential or proprietary information” includes information unique to or about the Company including but not limited to its business and is not known or generally available to the public.

IX.        Default

1.

Except for a claim or controversy arising under Section VI of this Agreement, any claim or controversy arising under any of the provisions of this Agreement shall, at the election of either party hereto, be determined by arbitration in California in accordance with the rules of the American Arbitration Association. The decision of the Arbitrator shall be binding and conclusive upon the parties. Each party shall pay its own costs and expenses in any such arbitration. The parties shall share the costs of filing fee for the arbitration and the fees of the arbitrators equally.

2.

In the event that Aspire commits any material breach of any provision of this Agreement, as determined by the Company in good faith, the Company may, by injunctive action, compel Aspire to comply with, or restrain Aspire from violating, such provision, and, in addition, and not in the alternative, the Company shall be entitled to declare Aspire in default hereunder and to terminate this Agreement and any further payments hereunder.

3.

Since Aspire must at all times rely upon the accuracy and completeness of information supplied to it by the Company’s officers, directors, agents, and employees, the Company agrees to indemnify, hold harmless, and defend Aspire, its officers, agents, and employees at the Company’s expense, against any proceeding or suit which may arise out of and/or be due to any material misrepresentation in such information supplied by the Company to Aspire (or any material omission by the Company that caused such supplied information to be materially misleading). Aspire will not compromise or settle any such proceeding or suit without the Company’s prior written consent.

4.

Aspire agrees to indemnify, hold harmless, and defend the Company, its officers, agents, and employees at Aspire’s expense, against any proceeding or suit which may arise out of and/or be due to any material misrepresentation by Aspire of information supplied by the Company to Aspire (or any material omission by Aspire that causes such Company supplied information to be materially misleading) provided that such material misrepresentation is not as a result of: any change or alteration by Aspire of the information provided to it by the Company that is undertaken by Aspire without the Company’s consent, or Aspire’s failure to include any information provided to it by the Company in the disclosures made by Aspire on behalf of the Company. The Company will not compromise or settle any such proceeding or suit without Aspire’s prior written consent.

X.         Severability and Reformation. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and shall not be affected by the illegal, invalid, or unenforceable provision, or by its severance; but in any such event this Agreement shall be construed to give effect to the severed provision to the extent legally permissible.

XI.        Notices. Any notices required by this Agreement shall (i) be made in writing and delivered to the party to whom it is addressed by hand delivery, by certified mail, return receipt requested, with adequate postage prepaid, or by courier delivery service (including major overnight delivery companies such as Federal Express and Airborne), (ii) be deemed given when received, and (iii) in the case of the Company, be mailed to its principal office at 666 Burrard St. Vancouver B.C. V6C 3P6 and in the case of Aspire, be mailed to Aspire Clean Tech Communications, Inc., 735 Leeward Ave, San Marcos, CA 92078.

XI.        Miscellaneous

1.	This Agreement may not be amended, except by a written instrument signed and delivered by each of the parties hereto.

2.

This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and all other Agreements relating to the subject matter hereof are hereby superseded.

3.	This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

In Witness Whereof, the parties have executed this Agreement as of February 23, 2009.

AGREED:

	Aspire Clean Tech Communications, Inc.		Keewatin Windpower Corp.

By:	/s/ Todd M. Pitcher	By:	/s/ Christopher J. Craddock
	Todd M. Pitcher, CEO		Christopher J. Craddock

Schedule “A”

Accredited Investor Certificates

1

NATIONAL INSTRUMENT 45-106

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure Keewatin Windpower Corp. (the “Issuer”) that the undersigned (the “Subscriber”) will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 - Prospectus and Registration Exemptions (“NI 45-106”), as adopted by the Securities Commissions in Canada, in respect of a proposed private placement of securities by the Issuer (the “Transaction”). The Issuer will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Subscriber covenants, represents and warrants to the Issuer that:

1.

the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2.	the Subscriber satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):
	[ ]	(a)	a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
	[ ]	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);
	[ ]	(c)

a subsidiary of any person referred to in any of the foregoing categories, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

	[ ]	(d)

an individual registered or formerly registered under securities legislation in a jurisdiction of Canada, as a representative of a person or company registered under securities legislation in a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland);

	[ ]	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
	[ ]	(f)	the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;
	[ ]	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scholaire de l’ile de Montreal or an intermunicipal management board in Québec;

	[ ]	(h)	a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;

2

[ ]	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
[ ]	(j)

an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN $1,000,000;

[ ]	(k)

an individual whose net income before taxes exceeded CDN $200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[ ]	(l)	an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;
[ ]	(m)	a person, other than an individual or investment fund, that had net assets of at least CDN $5,000,000 as reflected on its most recently prepared financial statements;
[ ]	(n)

an investment fund that distributes it securities only to persons that are accredited investors at the time of distribution, a person that acquires or acquired a minimum of CDN $150,000 of value in securities, or a person that acquires or acquired securities under Sections 2.18 or 2.19 of NI 45-106;

[ ]	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

[ ]	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

[ ]	(q)

a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

[ ]	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

3

[ ]	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
[X]	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors.
[ ]	(u)	an investment funds that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or
[ ]	(v)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after this instrument comes into force;

The Subscriber acknowledges and agrees that the Subscriber may be required by the Issuer to provide such additional documentation as may be reasonably required by the Issuer and its legal counsel in determining the Subscriber’s eligibility to acquire the securities of the Issuer under applicable legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the 23rd day of February, 2009.

If a Corporation, Partnership or Other Entity:	If an Individual:

Aspire Clean Tech Communications, Inc.
Print or Type Name of Entity	Signature

/s/ Todd M. Pitcher
Signature of Authorized Signatory	Print or Type Name

Corporation
Type of Entity	Telephone number

Social Insurance Number or Tax ID	Address

Address

4

U.S. ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Financial Communications And Strategic Consulting Agreement.

This Questionnaire is for use by Aspire Clean Tech Communications, Inc. (“Aspire”) to acquire common stock of Keewatin Windpower Corp. (the "Company"). The purpose of this Questionnaire is to assure the Company that Aspire will meet the standards imposed by the Securities Act of 1933 (the “1933 Act”) and an appropriate exemption from applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. This Questionnaire is not an offer of the shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, Aspire agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of an exemption from registration in connection with the sale of shares of the Company.

Aspire covenants, represents and warrants to the Company that it satisfies one or more of the categories of "Accredited Investors", as defined in Rule 501 of Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which Aspire satisfies):

_________	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US $5,000,000;

_________	Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;
_________	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_________	Category 4

A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and

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maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

_________	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);
_________	Category 6	A director or executive officer of the Company;
_________	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

X	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that by claiming to satisfy one of the above categories of Accredited Investor, Aspire may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate Aspire's status as an Accredited Investor.

If Aspire initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of Aspire:
Todd Pitcher is a solo shareholder and income for previous year is in excess of $200,000

Aspire hereby certifies that the information contained in this Questionnaire is complete and accurate and Aspire will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of Aspire represents that it has the authority to execute and deliver this Questionnaire on behalf of Aspire

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the 23rd day of February, 2009.

If a Corporation, Partnership or Other Entity:	If an Individual:

Aspire Clean Tech Communications, Inc.
Print or Type Name of Entity	Signature

/s/ Todd M. Pitcher	Print or Type Name
Signature of Authorized Signatory

Corporation	Social Security/Tax I.D. Number
Type of Entity

Jurisdiction of Incorporation
Contact Number/Telephone

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